Exhibit 21


                                   SUBSIDIARIES
                                   ------------



                                     Jurisdiction of   Percentage Owned
Subsidiaries                          Incorporation      By Registrant
------------                          -------------      -------------

DCA Medical Services, Inc.                Florida              100%
Dialysis Medical, Inc.*                   Florida               80%
Dialysis Services of Florida, Inc.-
 Fort Walton Beach*                       Florida               80%
Dialysis Services of NJ, Inc.-
 Manahawkin                               New Jersey           100%
Dialysis Services of NJ, Inc. -
 Toms River*                              New Jersey           100%
Dialysis Services of Pennsylvania, Inc.-
 Carlisle                                 Pennsylvania         100%
Dialysis Services of Pennsylvania, Inc.-
 Chambersburg*                            Pennsylvania         100%
Dialysis Services of Pennsylvania, Inc.-
 Lemoyne                                  Pennsylvania         100%
Dialysis Services of Pennsylvania, Inc.-
 Wellsboro                                Pennsylvania         100%
Renal Services of Pa., Inc.               Pennsylvania         100%

* presently inactive.